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                                 EXHIBIT 10(ii)
                 CONTRACT FOR PURCHASE AND SALE OF REAL PROPERTY

         THIS CONTRACT FOR PURCHASE AND SALE OF REAL PROPERTY is made as of this ____ day of __________, 1997, (hereinafter referred to as "Contract"), by and between GATEWAY PARTNERS #2, LTD., Debtor in Possession, U.S. Bankruptcy Court for the Southern District of Florida, Case No.: 97-20543-BKC-RBR, (hereinafter referred to as "Seller"), and VISUAL DATA CORPORATION, a Florida corporation, (hereinafter referred to as "Buyer') of the following described property upon the terms and conditions as stated herein:

                 A portion of Parcels "B" and "C", Gateway Industrial Center No. 22, according to the Plat thereof as recorded in Plat Book 103, Page 2 of the Public Records of Broward County, Florida, being more particularly described as follows:

                 Beginning at the Northwest corner of said Parcel "B", thence South 0(degrees)West, along the West line of said Parcel "B", a distance of 254.25 feet; thence South 89(degrees) 46' 38" East, a distance of 327.00 feet; thence North 0(degrees) 07' 20" East, a distance of 208.82 feet to a point on the North line of said Parcel "C" and a point on a curve; thence Northwesterly along a curve to the right and along the North lines of said Parcels "C" and "B", having a radius of 694.00 feet and a central angle of 6(degrees) 11' 10", an arc distance of 74.93 feet; thence North 89(degrees) 46' 38" West, along the North line of said Parcel "B", a distance of 267.54 feet to the Point of Beginning,

                 Said lands situate, lying and being in Broward County, Florida,

                 Together with all rights, title and interest in and to that certain Ingress and Egress Easement recorded in O.R. Book 9861, Page 300 and O.R. Book 9861, Page 301, Public Records of Broward County, Florida. Also known as 1291 S.W. 29th Avenue, Pompano Beach, Florida 33069.

(hereinafter referred to as the "Property").

1. Purchase Price. ONE MILLION FOUR HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($1,475,000.00).

2. Terms and Conditions of Sale. THIS SHALL BE AN ALL CASH SALE WITH ALL DEPOSITS PAID HEREUNDER TO BE APPLIED TO THE PURCHASE PRICE.

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3. (a) Deposit. The initial deposit on the purchase shall be TEN THOUSAND
DOLLARS ($10,000.00), which sum shall be held in escrow by Atlas, Pearlman, Trop & Borkson, P.A. (hereinafter referred to as "Escrow Agent").

   (b) Additional Deposit. The Additional Deposit of ONE HUNDRED THIRTY-SEVEN THOUSAND FIVE HUNDRED DOLLARS ($137,500.00) shall be delivered to the Escrow Agent on or before June 30, 1997.

4. The Property and the improvements thereon are being sold in "AS IS" condition without any representations or warranties.

5. The current years taxes will be prorated at closing based upon the previous years taxes and there will be no re-proration upon rendition of the current year bill. Taxes, insurance, interest, assessments, rents (including the monthly rent to be paid by the Buyer) and other expenses or revenues of said Property shall be prorated as of the closing date.

6. It is understood and agreed that the Property is being sold and purchased subject to the restrictions and limitations of record common to the neighborhood and subject to any easements for public utilities, which may be of record, or may become liens through pending litigation before consummation of Contract.

7. Conveyance of the Property shall be by Debtor-in-Possession's Deed. A copy of the deed is being provided with the Contract.

8. The Seller will provide a prior owner's title policy, together with a title up-date, at the Buyer's cost and expense. The Seller makes no representation as to the status of the title to the property except that if the Contract for Sale and Purchase is approved by the United States Bankruptcy Court for the Southern District of Florida in connection with the bankruptcy proceeding of GATEWAY PARTNERS #2, LTD., Case No. 97-20543-BKC-RBR, that conveyance will be made by a "Debtor-in-Possession's Deed" pursuant to the Order of the Bankruptcy Court, free and clear of all liens, encumbrances and other adverse interests, except for the years taxes and subject to restrictions, easements and limitations of record.

9. The Buyer acknowledges that the Property is being purchased from Seller subject to the existing lease with MCI in the Property which will be assigned at closing. There is another lease on the property in favor of Computer Horizons, Inc., which the tenant has terminated and the Buyer takes subject to the tenant's rights under its terminated lease. Any penalty for early termination shall vest with the Seller.

10. The Seller will file a Motion with the United States Bankruptcy Court for the Southern District of Florida in connection with the Bankruptcy Case; GATEWAY PARTNERS #2, LTD., Case No.: 97-20543-BKC-RBR, for authorization to sell the real property which is the subject matter of this Contract, free and clear of liens and other interests, to the Buyer. This Contract is contingent upon the approval of the United States Bankruptcy Court for the Southern District of Florida authorizing the sale of the property by the Seller to the Buyer free and clear of liens and other interests. The sale is also subject to and contingent upon the Seller giving notice to


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certain creditors and other interested parties as required by the Bankruptcy
Court and his/her/their not receiving any higher or better offers for the purchase of the Property.

11. Property Information. Within seven (7) days following the execution hereof, Seller will deliver to Buyer, to the extent they exist or are available to Seller, the documents listed below (all of said documents sometimes collectively herein referred to as the "Property Information") and Seller hereby warrants such Property Information is true and correct (such warranty to survive the "Closing"):

         (a) A current rent roll reflecting prepaid rent, security deposits, delinquencies, base rent escalations and percentage rent, if any, and historical occupancy reports for the periods covered by the financial statements and current year operating statements;

         (b) Copies of all leases and instruments modifying or extending leases and access to lease files;

         (c) As-built plans and specifications of all ongoing improvements to the Property, including renovation schedules, contracts, permits and cost breakdowns;

         (d)      All existing soil and environmental reports;

         (e) All existing engineering reports, including, but not limited to, existing and proposed structural, plumbing, electrical, mechanical and civil;

         (f) Copies of all maintenance, service, employment and vendor contracts;

         (g) Utility availability and capacity letters from the appropriate authorities concerning water, waste water, electricity telephone and gas to the extent the same may be obtained from the relevant governing body;

         (h) Copies of real estate tax bills and real estate tax information for the current and three (3) preceding fiscal years;

         (i) The most recent metes and bounds, as-built and perimeter surveys, as well as existing and proposed plot plans in the Seller's possession;

         (j) Copies of all pleadings for pending or notice of threatened litigation affecting the Property;

         (k)      Certificates of Occupancy for the Property; and


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         (l)      Such other data, information, plans, files, letters and
                  materials pertaining to the renovation or operation of the Property or the ownership or debt with respect to the Property as Buyer shall reasonably request.

         12.      Mortgage Contingency and Feasibility Study.

                  (a) The Buyer shall have sixty (60) days from June 10, 1997, (hereinafter referred to as "The Termination Date") to obtain a mortgage upon terms and conditions acceptable to Buyer; and to perform a feasibility study and inspect the Property and the Property Information. Buyer and its representatives shall take reasonable precautions so that its inspections of the Property and Property Information shall cause no damage to the Property. Any entry made on the Property by Buyer or its representatives shall be upon reasonable notice to Seller and at reasonable times and at the sole risk of Buyer. Buyer hereby indemnifies and exonerates Seller from all losses, claims, liabilities, actions, demands, costs, and expenses, including reasonable attorney and paralegal fees and expenses, arising therefrom or in connection therewith, including any entry upon the Property by agents or contractors of Buyer or their sub-agents or sub-contractors. Buyer shall pay for all work and inspections performed on or in connection with the Property and shall not permit the creation of any lien in favor of any contractor, materialman, mechanic, surveyor, architect, laborer or other lienor. Seller shall permit Buyer's agents, employees and consultants full access to the Property and all financial, marketing and operating records.

                  (b) Buyer may inspect the Property, review the Property Information and conduct such studies and tests with respect to the Property, including, without limitation, environmental, structural and engineering studies as Buyer may require. At any time through the Termination Date, the Buyer may, based upon the results of such studies, its lease audit or otherwise, but in any event in its sole and uncontrolled discretion, choose to refrain from proceeding with acquisition of the Property. In such event, upon notice as set forth below, this Contract shall become null and void and all Deposits shall be immediately returned to the Buyer.

                           If the Buyer chooses to proceed with the acquisition
of the Property, the Deposit (together with any Additional Deposit and interest thereon, if any, which may be paid) will become non-refundable and credited against the Purchase Price at closing. If following the execution of this Contract, but prior to the Termination Date, Buyer determines in its sole discretion that the Property or any of the Property Information is not satisfactory to Buyer, Buyer shall have the right to give written notice to Seller and elect to terminate this Contract; provided such notice is postmarked or delivered to Seller on or before the Termination Date. In the event that such notice is given by Buyer in accordance with the foregoing, then in that event, the Deposit and any interest thereon shall be promptly returned to Buyer, and upon such repayment, this Contract shall terminate and Buyer shall promptly deliver and return to Seller (at no cost or expense to Seller) all Property Information and any plans, correspondence, surveys, drawings, and other materials obtained by or on behalf of Buyer with respect to the Property. TIME SHALL BE DEEMED OF THE ESSENCE FOR THE PURPOSES OF THIS SECTION WITH RESPECT TO THE EXERCISE OF THE RIGHT TO TERMINATE BY BUYER


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HEREUNDER. If, for any reason, Buyer shall not timely exercise its right to terminate prior to the Termination Date in accordance with the terms and conditions of this paragraph, Buyer shall conclusively be deemed to have approved all aspects of the Property and the Property Information, and have agreed to purchase the Property in its "as-is" condition, "with all faults" as of the Closing Date, and the right of Buyer to terminate under this paragraph shall be deemed to have been waived by Buyer for all purposes hereof.

                  (c) Buyer's obligations under this paragraph shall survive the Closing or the termination of this Contract.

         13. Any escrow agent receiving funds or equivalent is authorized and agrees by acceptance of them to deposit them promptly, hold same in escrow and, subject to clearance, disburse them in accordance with terms and conditions of this Contract. Failure of funds to clear shall not excuse Buyer's performance. If in doubt as to Agent's duties or liabilities under the provisions of this Contract, Agent may, at Agent's option, continue to hold the subject matter of the escrow until the parties hereto agree to its disbursement or until a judgment of a court of competent jurisdiction shall determine the rights of the parties, or Escrow Agent may deposit same with the clerk of the circuit court having jurisdiction of the dispute. Upon notifying all parties concerned of such action, all liability on the part of Escrow Agent shall fully terminate, except to the extent of accounting for any items previously delivered out of escrow. If a licensed real estate broker, Escrow Agent will comply with provisions of Chapter 475, F.S., as amended. Any suit between Buyer and Seller wherein Escrow Agent is made a party because of acting as Escrow Agent hereunder, or in any suit wherein Escrow Agent interpleads the subject matter of the escrow, Escrow Agent shall recover reasonable attorney's fees and costs incurred with these amounts to be paid from and out of the escrowed funds or equivalent and charged and awarded as court costs in favor of the prevailing party. The Agent shall not be liable to any party or person for misdelivery to Buyer or Seller of items subject to the escrow, unless such misdelivery is due to willful breach of the provisions of this Contract or gross negligence of Escrow Agent.

         14. Closing. Closing Date shall be on or before fifteen (15) days from the Termination Date. Closing shall take place at the law offices of Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301.

         15. Rent and Preclosing Occupancy. The Buyer shall have the obligation to pay the Seller the sum of TEN THOUSAND DOLLARS ($10,000.00) per month (triple net) from the date three (3) days following the approval by the Bankruptcy Court, however, no earlier than June 10, 1997 (hereinafter referred to as the Rent Period). During this Rent Period, the Buyer shall have the right to possession of the Property (other than the premises under lease to MCI). Payments shall be made each month on the commencement of the monthly anniversary of the Rent Period. In the event the Buyer fails to make the payment within three (3) days written notice from Seller from the rent due date, Buyer shall be deemed to be in default under the terms of this Contract and Buyer agrees to immediately vacate the Property. The full terms of the rental agreement are attached hereto as Exhibit "A".

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          16. Notice. Notice must be given by certified mail return receipt requested, as follows:

                  To Seller:        GATEWAY PARTNERS #2, LTD.


                  Copy To:          REGGIE DAVID SANGER, P.A.
                                    208 Southeast Ninth Street
                                    Fort Lauderdale, Florida 33316

                  To Buyer:         VISUAL DATA CORPORATION
                                    Suite 3A
                                    1600 South Dixie Highway
                                    Boca Raton, Florida 33432
                                    Attention:  RANDY SELMAN

                  Copy To:          ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                    200 East Las Olas Boulevard
                                    Suite 1900
                                    Fort Lauderdale, Florida 33301
                                    Attention:  KENNETH P. WURTENBERGER, ESQ.

         17. This Contract shall be binding upon both parties, the Seller and the Buyer, their heirs, executors or assigns, when approved by the United States Bankruptcy Court for the Southern District of Florida.

         18. The Seller agrees subject to Bankruptcy Court approval to pay a brokerage commission totaling six percent (6%) which shall be divided equally between Byron Real Estate and Management Corporation and the Broker, Andy Snieder, or in such amount as may be approved by the United States Bankruptcy Court for the Southern District of Florida, said commission to be payable only upon closing.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Contract as of the dates set forth below.

                                            BUYER:

                                            VISUAL DATA CORPORATION

________________________________            BY:_____________________________
Witness                                           Name:
________________________________                  Title:
Witness
                                            Date of Execution:_________________



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                                            SELLER:

                                            GATEWAY PARTNERS #2, LTD.


________________________________            BY:______________________________
Witness                                          Name:
________________________________                 Title:
Witness
                                            Date of Execution:_________________


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           ADDENDUM TO CONTRACT FOR PURCHASE AND SALE OF REAL PROPERTY

         THIS IS AN ADDENDUM to that certain Contract for Purchase and Sale of Real Property dated May 30, 1997, by and between GATEWAY PARTNERS #2, LTD., Debtor in Possession, U.S. Bankruptcy Court for the Southern District of Florida, Case No.: 97- 20543-BKC-RBR, (hereinafter referred to as "Seller"), and VISUAL DATA CORPORATION, a Florida corporation, (hereinafter referred to as "Buyer").

         1.       The parties hereto agree that the Buyer shall have a thirty
                  (30) day extension (until July 30, 1997) to deliver the Additional Deposit to the Escrow Agent.

         2. The Seller will file a Motion with the U.S. Bankruptcy Court for the Southern District of Florida, Case No.:
                  97-20543-BKC-RBR, for the approval of this extension by the Bankruptcy Court.

         3. The parties agree that all other terms and conditions of the Contract for Purchase and Sale of Real Property shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Addendum as of the dates set forth below.

                                            BUYER:

                                            VISUAL DATA CORPORATION

________________________________            BY:_____________________________
Witness                                           Name:
________________________________                  Title:
Witness
                                            Date of Execution:_________________

                                            SELLER:

                                            GATEWAY PARTNERS #2, LTD.

________________________________            BY:______________________________
Witness                                           Name:
________________________________                  Title:
Witness
                                            Date of Execution:_________________